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                                   EXHIBIT 3.4

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF
                              THE MONEY STORE INC.

     Pursuant to the provisions of Section 14A:9-2(4) of the New Jersey Business Corporation Act, the undersigned corporation executes the following Certificate of Amendment to its Restated Certificate of Incorporation:

     1. The name of the corporation is The Money Store Inc. (the "Corporation").

     2. Paragraph A of Article THIRD of the Corporation's Restated Certificate of Incorporation shall be amended to read as follows:

                           "The total number of shares which the corporation is
                  authorized to issue is Two Hundred Sixty Million (260,000,000), of which Two Hundred Fifty Million (250,000,000) shares shall be Common Stock, with no par value, and Ten Million (10,000,000) shares shall be Preferred Stock, with no par value."

     3. The amendment was adopted by the shareholders of the Corporation on May 15, 1996.

     4. The total number of shares entitled to vote on the amendment was 57,394,794.

     5. The number of shares voting for and against the amendment was as follows:

            Number of Shares                            Number of Shares
               Voting For                                Voting Against
                Amendment                                  Amendment


               35,657,613                                 15,159,408


Dated:  May 15, 1996

                                                 THE MONEY STORE INC.

                                                 By:    /s/ Morton Dear
                                                        -----------------------
                                                 Name:  Morton Dear
                                                 Title: Executive Vice President

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